Exhibit 99.1

For more information:	Investor Relations;
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3239
650-357-3500

EFI REPORTS RECORD REVENUES

Preliminary Q2 Revenues of $162.5 million,

GAAP EPS $0.15, Non-GAAP EPS $0.33

Foster City, Calif. – July 30, 2007 – EFI (Nasdaq: EFII), the world leader in digital controllers, super-wide format printers and inks and print management solutions, announced today its preliminary results for the second quarter of 2007.

For the quarter ended June 30, 2007, the Company reported record revenues of $162.5 million, up approximately 18.3% when compared to second quarter 2006 revenue of $137.3 million.

Non-GAAP net income was $21.7 million or $0.33 per diluted share in the second quarter of 2007, compared to $18.2 million, or $0.28 per diluted share for the same period in 2006.

GAAP net income was $8.8 million or $0.15 per diluted share in the second quarter of 2007, compared to $11.8 million or $0.18 per diluted share for the same period in 2006.

Non-GAAP net income is computed by adjusting GAAP net income by the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expenses, certain tax charges, as well as other non-recurring charges and gains.

“We are pleased that we exceeded both revenue and earnings expectations in Q2, driven by strength across all three of our major product lines,” said Guy Gecht, CEO of EFI. “The record revenues allowed us to increase investment in our business, while still achieving 18% year over year earnings growth. We are increasing our revenue outlook for the full year driven by robust demand for new Fiery products along with VUTEk’s strong sales pipeline, that has been led by the QS product line.”

The Company also announced that it is currently targeting to become compliant with its SEC filings at the end of the third quarter. This date is subject to revision.

Information regarding SEC filings and financial statements

On June 29, 2007, the Company announced the completion of the independent investigation by a special committee of its board of directors into its historical stock option practices, and the remedial actions it is taking in response to the findings and recommendations of the special committee.

As previously announced, EFI is currently working on the anticipated restatement and plans to become current in its public filings with the Securities and Exchange Commission as soon as practicable. The financial statement effects resulting from the special committee’s findings also remain subject to final review by EFI’s independent registered public accounting firm.

Because the Company’s work related to the restatement is ongoing, the preliminary results contained within this press release are subject to significant adjustment. Until the restatement is complete, the Company will be unable to file its Form 10-Q for the quarters ended September 30, 2006 and March 31, 2007 or its Form 10-K for the year ended December 31, 2006. The Company also expects to delay the filing of its Form 10-Q for the quarter ended June 30, 2007.

Outlook for Q3 2007

•	For the third quarter of 2007, the Company expects revenues in the range of $157 million to $160 million.

•	For the third quarter of 2007, the Company expects non-GAAP earnings per share of $0.35 to $0.37.

•	The Company is increasing its previously announced year over year revenue growth from 10% to 12% to approximately 12% to 13%.

•	For the full year 2007, the Company is reiterating its earnings growth range of 17% to 20%.

•	For 2007, the Company expects a non-GAAP tax rate of 24% to 25%.

GAAP net income outlook includes an estimated charge related to the implementation of FAS 123R. This estimate is subject to change. Both the non-GAAP and the GAAP earnings estimates include the 9.1 million shares related to the Company’s contingently convertible debt when dilutive to earnings.

Reconciliation of non-GAAP to GAAP EPS estimates

	Three Months Ended September 30, 2007
Non-GAAP EPS estimate	$0.35	$0.37
Amortization of acquisition-related intangibles – pre tax	$(0.13)	$(0.13)
Amortization of stock based compensation – pre tax	$(0.07)	$(0.07)
Tax effect of non-GAAP adjustments	$0.08	$0.08

GAAP EPS estimate	$0.23	$0.25

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use a non-GAAP measure of net income that is GAAP net income adjusted to exclude certain recurring and non-recurring costs, expenses and gains. Our non-GAAP net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income by adjusting GAAP net income with the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expenses, certain tax charges, as well as non-recurring charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements in this press release include “We are increasing our revenue outlook for the full year driven by robust demand for new Fiery products along with VUTEk’s strong sales pipeline, that has been led by the QS product line.”… “The Company also announced that it is currently targeting to become compliant with its SEC filings at the end of the third quarter.”

“The preliminary results contained within this press release are subject to significant adjustment.”…“The Company also expects to delay the filing of its Form 10-Q for the quarter ended June 30, 2007.”… “For the third quarter of 2007, the Company expects revenues in the range of $157 million to $160 million.” “For the third quarter of 2007, the Company expects non-GAAP earnings per share of $0.35 to $0.37.” “The Company is increasing its previously announced year over year revenue growth from 10% to 12% to approximately 12% to 13%.” “For the full year 2007, the Company is reiterating its earnings growth range of 17% to 20%.” “The Company expects a non-GAAP tax rate of 24% to 25%.”… “GAAP net income outlook includes an estimated charge related to the implementation of FAS 123R. This estimate is subject to change.”

Past performance is not necessarily indicative of future results. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results, which include, but are not necessarily limited to, the following: (1) management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; (2) unexpected declines in revenues or increases in expenses; (3) the additional costs and expenses related to the investigation into the Company’s past stock option grants and stock option grant practices; (4) the restatement of or significant adjustments to the Company’s reported historical results for prior periods, including the preliminary results contained in this press release, as a result of the findings of the special committee investigation into the Company’s past stock option grants and stock option grant practices; (5) the adverse impact of a restatement or significant adjustments to the Company’s reported historical results for prior periods, including the preliminary results contained in this press release; (6) the delay in filing our 10-Q for the quarters ended September 30, 2006 and March 31, 2007, and our 10-K for the year ended December 31, 2006, as well as the potential delay in filing our 10-Q for the quarter ended June 30, 2007; (7) the potential suspension of our Common Stock from trading on Nasdaq arising from the delay in filing our periodic reports with the SEC and the possibility that the Nasdaq Listing and Hearing Review Council may lift its stay on the action by the Nasdaq Listing Qualifications Panel to delist our Common Stock; (8) the potential acceleration of the amounts due under our outstanding convertible debentures arising from an event of default related to the delay in filing our periodic reports with the SEC or the potential suspension of our Common Stock from trading on Nasdaq; (9) our inability to exercise our option to repurchase our outstanding convertible debentures through the issuance of Common Stock if our Common Stock is suspended from trading on Nasdaq; (10) the potential adverse impact of litigation relating to the Company’s past stock grants and stock option practices; (11) the possibility of additional litigation and governmental actions relating to our past stock grants and stock option practices; (12) current world-wide financial, economic and political difficulties and downturns, including adverse variations in foreign exchange rates, that could affect demand for our products; (13) a significant decline or delay in demand for our products by any of our important OEM partners; (14) the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; (15) variations in growth rates or declines in the printing and imaging markets across various geographic regions; (16) changes in historic customer order patterns, including changes in customer and channel inventory levels; (17) changes in the mix of products sold leading to variations in operating results; (18) the uncertainty of market acceptance of new product introductions; (19) delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; (20) competition and/or market factors, which may adversely affect margins; (21) competition in each of our businesses, including competition from products internally developed by EFI’s customers; (22) excess or obsolete inventory and variations in inventory valuation; (23) intense competition in the industrial and commercial digital inkjet market; (24) the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; (25) the challenges of obtaining timely, efficient and quality product manufacturing; (26) litigation involving intellectual property rights or other related matters; (27) our ability to adequately and timely service our debt; (28) our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; (29) the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; (30) the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; (31) differences between the financial results as filed with the SEC and the preliminary results included in our earnings press releases due to the complexity in accounting rules; and (32) any other risk factors that may be included from time to time in the Company’s SEC reports.

EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

About Electronics for Imaging, Inc. / EFI

EFI (www.efi.com) is the world leader in color digital print servers, super-wide format printers and inks, and commercial and enterprise print management solutions. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The Company’s robust product portfolio includes Fiery® digital color print servers; super-wide digital inkjet printers, UV and solvent inks; industrial inkjet printing systems, print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

Electronics for Imaging, Inc.

Condensed Consolidated Statements of Income

	Three Months Ended June 30,
(in thousands, except per share data) (unaudited)	2007	2006 as previously stated
Revenue	$162,465	$137,338
Cost of revenue	66,598	54,818

Gross profit	95,867	82,520
Operating expenses:
Research and development	34,390	30,331
Sales and marketing	31,967	25,641
General and administrative	17,395	11,882
Acquisition and intangible amortization costs	8,775	8,990

Total operating expenses	92,527	76,844

Income (loss) from operations	3,340	5,676
Interest and other income, net:
Interest and other income	7,255	5,241
Gain on sale of product line	—	6,995

Interest expense	(1,250)	(1,250)

Total interest and other income, net	6,005	10,986

Income before income taxes	9,345	16,662
Provision for income taxes	581	4,907

Net income	$8,764	$11,755

Fully Diluted EPS calculation
Net income	$8,764	$11,755

After-tax adjustment of convertible debt-related costs	750	750

Income for purposes of computing diluted net income per share	$9,514	$12,505

Net income per diluted common share	$0.15	$0.18

Shares used in diluted per share calculation	68,429	67,753

Electronics for Imaging, Inc.

Reconciliation of GAAP Net Income to

Non-GAAP Net Income

	Three Months Ended June 30,
(In thousands, except per share data) (unaudited)	2007	2006 as previously stated
Net income	$8,764	$11,755

Acquisition and intangible amortization costs	8,775	8,990
Gain on sale of product line	—	(6,995)
Special committee investigation costs	5,977	—
Stock based compensation expense – Cost of revenue	351	365
Stock based compensation expense – Research and development	1,717	1,702
Stock based compensation expense – Sales and marketing	776	721
Stock based compensation expense – General and administrative	1,616	2,797
Tax effect of non-GAAP adjustments	$(6,273)	$(1,153)

Non-GAAP net income	$21,703	$18,182

After-tax adjustment of convertible debt-related expense	750	750

Income for purposes of computing diluted non-GAAP net income per share	$22,453	$18,932

Non-GAAP net income per diluted common share	$0.33	$0.28

Shares used in per share calculation	68,429	67,753

Electronics for Imaging, Inc.

Condensed Consolidated Balance Sheets (unaudited)

		as previously stated
(in thousands)	June 30, 2007	December 31, 2006
Assets
Cash, cash equivalents and short-term investments	$517,367	$510,171
Accounts receivable, net	101,927	96,906
Inventories, net	37,508	35,225
Other current assets	24,885	36,299

Total current assets	681,687	678,601
Property and equipment, net	53,251	52,645
Restricted investments	88,580	88,580
Goodwill	211,946	212,237
Intangible assets, net	102,698	120,030
Other assets	23,398	3,733

Total assets	$1,161,560	$1,155,826

Liabilities & Stockholders’ equity
Current Portion of Long-term obligations	$240,000	$240,000
Accounts payable	42,060	41,337
Accrued and other liabilities	71,920	85,753
Income taxes payable	5,178	20,587

Total current liabilities	359,158	387,677
Long term deferred tax liability	26,763	18,110

Total liabilities	385,921	405,787
Total stockholders’ equity	775,639	750,039

Total liabilities and stockholders’ equity	$1,161,560	$1,155,826

Revenue Break-Down

	Three Months Ended June 30,
(in thousands) (unaudited)	2007	2006
Revenue by Product
Controller products	$84,851	$75,748
Inkjet products	54,837	42,427
Professional printing applications	22,777	19,163

Total	$162,465	$137,338

Revenue by Geographic Area
Americas	$85,994	$70,722
Europe	60,687	39,781
Japan	11,013	14,406
Rest of World	4,771	12,429

Total	$162,465	$137,338